Name					State of Org
A	B	C	D	E

UNITED ARTISTS THEATRE COMPANY					DE

	UNITED ARTISTS THEATRE CIRCUIT, INC.				MD

		Beth Page Theatre Co., Inc.			NY

		Tallthe, Inc.			NY

		UA Property Holding II, Inc.			CO

				Bagley Building Company	MI

				King Reavis Amusement Company	CA

				Mamaroneck Playhouse Holding Corporation	NY

				The Turp Company	CA

				Trumball Theatre Corp.	CT

				UA Mexico Holdings, S.A. de C.V.	Mexico

			UAGG Theatre Operating Corp.		NY

			United Artists International, Limited		HK

			United Artists Singapore Theatres Pte. Ltd.		Singapore

			Siam UATC Company Limited		Thailand

			Magnolia Amusement Company		AR

			R and S Theatres, Inc.		MS

			San Francisco Theatres, Inc.		CA

			United Stonestown Corporation		CA

Rio Rich Theatres Venture

			Vogue Realty Company		CA

		UAB, Inc.			DE

		UAB II, Inc.			CO

		UA Theatre Amusements, Inc.			NY
Name	State of Org
A	B	C	D	E

U.A.P.R., Inc.	DE

United Artists International Management Company	CO

UA International Property Holding, Inc.	CO

UATC Europe B.V.	Netherlands

United Film Distribution Company of South America	DE

CDP Limited Liability Company	CA

Multimatic Displays, Inc.	NY

Olympus Pointe Theatre Centre Investors, LLC	CA

RAM/UA-KOP, LLC	DE

Orix RAM Montgomery Venture	IL

Staten Theatre Group (Joint Venture)	NY

Staten Theatre Group II	NY

UATC/Heskel Brandon Theatre LLC	DE

Showscan/United Artists Theatre Joint Venture	CO

United Artists International, Limited	HK

United Artists Singapore Theatres Pte. Ltd.	Singapore

Siam UATC Company Limited	Thailand

UA Mexico Holdings, S.A. de C.V.	Mexico

United Artists/Pacific Media (Joint Venture)

UNITED ARTISTS REALTY COMPANY	DE

United Artists Properties I Corp.	CO

United Artists Properties II Corp.	CO